Exhibit 10.4
LETTER OF AMENDMENT Nr. 1
TO AN AGREEMENT DATED 7 SEPTEMBER 2010
Dated as of 21st October 2010
To:	NAVIOS MARITIME ACQUISITION CORPORATION Trust Company Complex Ajeltake Road Ajeltake Island Majuro-Marshall Islands (the “Borrower”)

Att:	Mr. Leonidas Korres
Dear Sirs,
Re:	Agreement dated 7 September 2010 (together with all amendments thereto or supplements thereof the “Agreement”) made between the Borrower and Navios Maritime Holdings Inc. of the Republic of the Marshall Islands (“Navios”).
We refer to the Agreement and all terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.
In view of your request to borrow the Loan or any part thereof in multiple advances and to the extent that you prepay any sums borrowed in respect of the Loan, to be entitled to reborrow the amount so prepaid, we hereby agree as follows:
To amend the following clauses of the Agreement to read as follows:
“4.1 The Borrower must provide NAVIOS with a Drawdown Notice at least one Business Day before stating the date on which NAVIOS is to make the Loan or any part thereof available to the Borrower (the Term Date) and to be credited to an account to be nominated by the Borrower.”;
“4.2 The Loan may be borrowed in multiple advances.” ; and
“5.2 The Borrower may prepay the Loan (and any interest accrued thereon) in full or in part at any time provided however that unless Navios otherwise requires and subject to the other provisions of this Agreement (including, without limitation, clauses 5.1 and 11) any sums so prepaid and applied against the Loan shall be available for reborrowing hereunder. The Borrower must give NAVIOS three (3) Business Day’s written notice of its intention to repay in accordance with this clause.”
All other terms of the Agreement shall remain unaltered and in full force and effect.
It is hereby expressly stated that notwithstanding the amendments and/or additions to the Agreement referred to in this letter of amendment nr.1 all the Finance Documents shall remain in full force and effect.

Please confirm your agreement to the terms and conditions of this letter of amendment nr.1 by signing the enclosed copy of this letter of amendment nr.1 and returning it to us.

Yours faithfully, NAVIOS MARITIME HOLDINGS INC.
By:	/s/ George Akhniotis
	Name:	George Akhniotis
	Title:	Duly Authorized Director

We hereby agree to and accept this letter of amendment nr.1.
Date: 27th October 2010

NAVIOS MARITIME ACQUISITION CORPORATION
By:	/s/ Leonidas Korres
	Name:	Leonidas Korres
	Title:	Duly authorized Director

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